UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 2, 2012

Maidenform Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485F US Hwy 1 South, Iselin, NJ	08830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(732) 621-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 15, 2007, Maidenform Brands, Inc. (the “Company”) entered into a Credit Agreement, dated as of June 15, 2007 (which was subsequently amended), by and among the Company, Maidenform, Inc., as borrower (the “Borrower”), the financial institutions listed as lenders on the signature pages thereof (the “Lenders”), Bank of America, N.A. (“Bank of America”), as administrative agent, swing line lender and issuing lender, and Caisse de dépôt et placement du Québec (“CDP”), as sole lead arranger (the “Credit Agreement”).  The Credit Agreement provided the Company with a senior secured credit facility consisting of a 7-year, $100.0 million amortizing first lien term loan (the “Term Loan”) and a 5-year, $50.0 million revolving loan facility (the “Revolving Loan” and together with the Term Loan, “Credit Facility”).

The Credit Agreement was described in and attached to a Form 8-K dated June 18, 2007 (the “Initial 8-K”).

On March 28, 2012, the Company entered into a Sixth Amendment and Modification Agreement to the Credit Agreement with Bank of America, CDP, and Wells Fargo Bank, N.A. (“Wells Fargo”) (the “Sixth Amendment”) pursuant to which, among other things, the maturity date of the Revolving Loan was extended to June 15, 2014 and CDP sold, assigned and transferred a portion of its Revolving Loan commitment to Bank of America in the principal amount of $5.0 million and to Wells Fargo in the principal amount of $20.0 million.

This summary does not purport to be complete and is qualified in its entirety by reference to the

Initial 8-K, the Credit Agreement as previously amended, and the Sixth Amendment attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(c). Exhibits.

Exhibit
Number	Description
10.1	Sixth Amendment and Modification Agreement to Credit Agreement, dated as of March 28, 2012, by and among Maidenform Brands, Inc., Bank of America, N.A., Caisse de dépôt et placement du Québec, and Wells Fargo Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date: April 2, 2012	By:	/s/Nanci I. Prado
		Name:	Nanci I. Prado
		Title:	Executive Vice President and General Counsel